Exhibit 99.1

Frontier Airlines and Spirit Airlines to Combine, Creating America’s Most Competitive Ultra-Low Fare Airline

Highly Complementary Networks to Serve Over 145 Destinations Across the United States, Latin America and the Caribbean

Consumers Win With $1 Billion in Annual Savings and Even More Ultra-Low Fares to More Places

Combined Airline to Drive Competition and Expand Service to Underserved Small and Mid-Sized Cities Across the United States

Combined Fleet Will Be the Youngest, Most Fuel-Efficient and Greenest in the United States

Combination Provides Better Opportunities and More Stability for 15,000 Professionals, Adding 10,000 Direct Jobs by 2026

Conference Call to Discuss Transaction Today at 6:30 AM MT / 8:30 AM ET

Denver, Colo. and Miramar, Fla., February 7, 2022 – Spirit Airlines, Inc. (“Spirit”) (NYSE: SAVE) and Frontier Group Holdings, Inc. (“Frontier”) (NASDAQ: ULCC), parent company of Frontier Airlines, Inc., today announced a definitive merger agreement under which the companies will combine, creating America’s most competitive ultra-low fare airline.

Together, Frontier and Spirit expect to change the industry for the benefit of consumers, bringing more ultra-low fares to more travelers in more destinations across the United States, Latin America and the Caribbean, including major cities as well as underserved communities. The stronger financial profile of the combined company will empower it to accelerate investment in innovation and growth and compete even more aggressively, especially against the dominant “Big Four”1 airlines, among others.

William A. Franke, the Chair of Frontier’s Board of Directors and the managing partner of Indigo Partners, Frontier’s majority shareholder, noted that Indigo has a long history with both Spirit and Frontier, and is proud to partner with them in creating a disruptive airline. “We worked jointly with the Board of Directors and senior management team across both carriers to arrive at a combination of two complementary businesses that together will create America’s most competitive ultra-low fare airline for the benefit of consumers.”

“We are thrilled to join forces with Frontier to further democratize air travel,” said Ted Christie, President and CEO of Spirit. “This transaction is centered around creating an aggressive ultra-low fare competitor to serve our Guests even better, expand career opportunities for our Team Members and increase competitive pressure, resulting in more consumer-friendly fares for the flying public. We look forward to uniting our talented teams to shake up the airline industry while also continuing our commitment to excellent Guest service.”

“This combination is all about growth, opportunities and creating value for everyone – from our Guests to our Team Members to the flying public at large,” said Mac Gardner, Chairman of the Board of Spirit. “We’re a perfect fit – our businesses share similar values, including our longstanding commitment to

[1]	American Airlines, Delta Airlines, Southwest Airlines, United Airlines

affordable travel. At the same time, we have complementary footprints and fleets, including one of the youngest and greenest fleets worldwide. Together, we will be even more competitive for our Guests and our Team Members, and we are confident we can deliver on the benefits of this combination to consumers.”

“Together, Frontier and Spirit will be America’s Greenest Airline and deliver more ultra-low fares to more people in more places,” said Barry Biffle, President and CEO of Frontier. “I couldn’t be more excited for our team members, customers, partners, the communities we serve and our shareholders.”

Consumers Win With More Ultra-Low Fares to More Places

The combined airline is expected to:

•	Deliver $1 billion in annual consumer savings.

•	Offer more than 1,000 daily flights to over 145 destinations in 19 countries, across complementary networks.

•	Expand with more than 350 aircraft on order to deliver more ultra-low fares.

•	Increase access to ultra-low fares by adding new routes to underserved communities across the United States, Latin America and the Caribbean.

•	Deliver even more reliable service through a variety of operational efficiencies.

•	Expand frequent flyer and membership offerings.

Team Members Win With Expanded Opportunities and Increased Stability

•	By 2026 Spirit and Frontier expect to add 10,000 direct jobs and thousands of additional jobs at the companies’ business partners.

•	Given the growth of the combined company, it is expected that all current team members will have an opportunity to be a part of the combined airline.

•	Team Members of the combined airline will have better career opportunities and more stability as part of the most competitive ultra-low fare airline in the United States.

Sustainability Wins With America’s Greenest Airline

Frontier and Spirit will be America’s Greenest Airline, providing nationwide access to sustainable and affordable air travel. The combined airline will have the youngest, most modern and fuel-efficient fleet in the United States, featuring the largest fleet of A320neo family aircraft of any airline in the country. The combined airline is expected to achieve over 105 seat miles per gallon by 2025.

Shareholders Win With Superior Value Creation

The combination of Spirit and Frontier is expected to deliver enhanced value to shareholders of both companies.

•	On a combined basis, the company would have annual revenues of approximately $5.3 billion based on 2021 results.

•

Once combined, Frontier and Spirit expect to deliver annual run-rate operating synergies of $500 million once full integration is completed, which will be primarily driven by scale efficiencies and procurement savings across the enterprise with approximately $400 million in one-time costs.

•	The combined airline is expected to have a strengthened financial profile, with a cash balance of approximately $2.4[2] billion as of the end of 2021 on a combined basis.

Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of both companies, Spirit equity holders will receive 1.9126 shares of Frontier plus $2.13 in cash for each existing Spirit share they own. This implies a value of $25.83 per Spirit share at Frontier’s closing stock price of $12.39 on February 4, 2022, representing a premium of 19% over the February 4, 2022, closing price of Spirit, and a 26% premium based on the 30 trading-day volume-weighted average prices of Frontier and Spirit. The transaction values Spirit at a fully diluted equity value of $2.9 billion, and a transaction value of $6.6 billion when accounting for the assumption of net debt and operating lease liabilities.

Upon closing of the transaction, existing Frontier equity holders will own approximately 51.5% and existing Spirit equity holders will own approximately 48.5% of the combined airline, on a fully diluted basis, providing both Frontier and Spirit equity holders with substantial upside potential.

Bringing Our Airlines Together – Governance and Timing to Completion

The Board of Directors for the new airline will be comprised of 12 directors (including the CEO), seven of whom will be named by Frontier and five of whom will be named by Spirit. Mr. Franke will be Chairman of the Board of the combined company.

The merger is expected to close in the second half of 2022, subject to satisfaction of customary closing conditions, including completion of the regulatory review process and approval by Spirit stockholders. Frontier’s controlling stockholder has approved the transaction and related issuance of shares of Frontier common stock upon signing of the merger agreement. The combined company’s management team, branding and headquarters will be determined by a committee led by Mr. Franke prior to close.

Merger Conference Call and Transaction Website Details

Frontier and Spirit will conduct a live conference call and webcast to discuss the transaction at 6:30 AM MT / 8:30 AM ET today. To listen to the live call, please dial (800) 459-5346 or (203) 518-9544 and enter the participant code 4789568. A live webcast of the conference call will be accessible through: https://webinars.on24.com/messagebank/frontierspirit.com. The accompanying presentation slides will be available on both the Spirit website (https://ir.spirit.com) and the Frontier website (https://ir.flyfrontier.com), as well as www.EvenMoreUltraLowFares.com, a joint website dedicated to the transaction, at 6:15 AM MT / 8:15 AM ET. The webcast will also be available on the Spirit website (https://ir.spirit.com), the Frontier website (https://ir.flyfrontier.com) and www.EvenMoreUltraLowFares.com.

A replay of the call will be available until February 10, 2022, by dialing (888) 274-8331 or (402) 220-7332.

[2]	Pro forma unrestricted cash balance includes unrestricted cash, cash equivalents, and short-term investments and excludes transaction-related costs.

Spirit and Frontier Fourth Quarter and Full Year 2021 Earnings Results

In separate press releases today, Frontier and Spirit are also announcing earnings results for the fourth quarter and full year 2021. In light of today’s proposed transaction, Spirit and Frontier have canceled their previously announced calls for Wednesday, February 9, 2022 at 10:00 AM ET and 4:30 PM ET, respectively.

Advisors

Citigroup Global Markets Inc. is serving as financial advisor and Latham & Watkins, LLP is serving as legal advisor to Frontier. Barclays and Morgan Stanley & Co. LLC are serving as financial advisors and Debevoise & Plimpton LLP is serving as legal advisor to Spirit.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Important Additional Information Will Be Filed With the SEC

Frontier will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 in connection with the proposed transaction, including a definitive Information Statement/Prospectus of Frontier and a definitive Proxy Statement of Spirit. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT/ INFORMATION STATEMENT/ PROSPECTUS/ PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED BY FRONTIER OR SPIRIT WITH THE SEC IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FRONTIER, SPIRIT, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the Registration Statement and the definitive Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by Frontier and Spirit through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the information statement and the proxy statement and other documents filed with the SEC by Frontier and Spirit on Frontier’s Investor Relations website at https://ir.flyfrontier.com and on Spirit’s Investor Relations website at https://ir.spirit.com.

Participants in the Solicitation

Frontier and Spirit, and certain of their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding Frontier’s directors and executive officers is contained in Frontier’s final prospectus filed with the SEC pursuant to Rule 424(b), which was filed with the SEC on April 2, 2021, and in Frontier’s Current Report on Form 8-K, dated July 16, 2021, as amended. Information regarding Spirit’s directors and executive officers is contained in Spirit’s definitive proxy statement, which was filed with the SEC on March 31, 2021.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this communication, including statements concerning Frontier, Spirit, the proposed transactions and other matters, should be considered forward-looking within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Frontier’s and Spirit’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to Frontier’s and Spirit’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward looking statements. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and other similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. All forward-looking statements in this communication are based upon information available to Frontier and Spirit on the date of this communication. Frontier and Spirit undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, except as required by applicable law.

Actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; failure to obtain applicable regulatory or Spirit stockholder approval in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; failure of the parties to consummate the transaction; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; demand for the combined company’s services; the growth, change and competitive landscape of the markets in which the combined company participates; expected seasonality trends; diversion of managements’ attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; risks related to investor and rating agency perceptions of each of the parties and their respective business, operations, financial condition and the industry in which they operate; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; that Frontier’s cash and cash equivalents balances, together with the availability under certain credit facilities made available to Frontier and certain of its subsidiaries under its existing credit agreements, will be sufficient to fund Frontier’s operations including capital expenditures over the next 12 months; Frontier’s expectation that based on the information presently known to management, the potential liability related to Frontier’s current litigation will not have a material adverse effect on its financial condition, cash flows or results of operations; that the COVID-19 pandemic will continue to impact the businesses of the companies; ongoing and increase in costs related to IT network security; and other risks and uncertainties set forth from time to time under the sections captioned “Risk Factors” in Frontier’s and Spirit’s reports and other documents filed with the SEC from time to time, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

About Frontier Airlines

Frontier Airlines (NASDAQ: ULCC) is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the company operates more than 110 A320 family aircraft and has the largest A320neo fleet in the U.S. The use of these aircraft, Frontier’s seating configuration, weight-saving tactics and baggage process have all contributed to the airline’s average of 43 percent fuel savings compared to other U.S. airlines (fuel savings is based on Frontier Airlines’ 2019 fuel consumption per seat-mile compared to the weighted average of major U.S. airlines), which makes Frontier the most fuel-efficient U.S. airline. With over 230 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.

About Spirit Airlines

Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments and refreshments — something we call Á La Smarte. We make it possible for our Guests to venture further and discover more than ever before. Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S. We serve destinations throughout the U.S., Latin America and the Caribbean, and are dedicated to giving back and improving those communities. Come save with us at spirit.com.

Contacts

Frontier Airlines

Investor inquiries:

David Erdman

(720) 798-5886

david.erdman@flyfrontier.com

Media inquiries:

Jennifer F. de la Cruz

(720) 374-4207

jenniferf.delacruz@flyfrontier.com

or

Joele Frank, Wilkinson Brimmer Katcher

Ed Trissel / Joseph Sala

(212) 355-4449

Spirit Airlines

Investor inquiries:

DeAnne Gabel

(954) 447-7920

investorrelations@spirit.com

Media inquiries:

Erik Hofmeyer

Media_Relations@spirit.com

or

Sard Verbinnen & Co.

Andrew Cole / Robin Weinberg / Columbia Clancy

(212) 687-8080

Spirit-SVC@sardverb.com

Indigo Partners

Lambert & Co.

Joanne Lessner

(212) 222-7436

(917) 805-5897

jlessner@lambert.com

or

Lambert & Co.

Jennifer Hurson

(845) 507-0571

(845) 729-3100

jhurson@lambert.com